Exhibit 5.1

December 11, 2019

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, Indiana 46582

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to OrthoPediatrics Corp., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission, relating to an aggregate offering amount of $10,650,750 shares of common stock, par value $0.00025 per share (“Common Stock”) of the Company (the “Shares”). The Registration Statement incorporates by reference the registration statement on Form S-3 (Registration No. 333-228103), which was declared effective on November 9, 2018 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Base Prospectus”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Shares are being registered for offer and sale from time to time pursuant to either or both of Rule 415 and Rule 462(b) under the Securities Act.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined: (i) the Registration Statement, including the Prior Registration Statement, the Base Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Articles”); (iii) the Amended and Restated Bylaws of the Company, as amended to the date hereof (the “Bylaws”); and (iv) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

For purposes of the opinions contained herein, we have assumed that:

(a)                the Company will remain validly existing under Delaware law, the organizational documents of the Company will not be amended or modified in any respect relevant and material to our opinions expressed herein, and the number of Shares offered and sold, will not exceed the number of shares of Company Common Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance;

(b)                the Shares, and the issuance and sale thereof, do not violate any applicable law, are in conformity with the Company’s Articles and Bylaws (each, as then in effect), do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

2700 Market Tower, 10 West Market Street
Indianapolis, IN 46204

OrthoPediatrics Corp.

December 11, 2019

(c)                the Registration Statement, and any required post-effective amendment thereto, have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; and

(d)                with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of all natural persons signatory thereto, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies (including pdfs) and, with respect to all documents examined by us which contained facsimile signatures, that such signatures represent an original signature of the party and have the same force and effect as an original signature.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, provided (i) the issuance of the Company Shares has been duly authorized by all necessary corporate action on the part of the Company, and (ii) the certificates, if any, for the Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are based solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to the effect of the laws of any other jurisdiction.

This opinion is limited to the matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bingham Greenebaum Doll LLP

Bingham Greenebaum Doll LLP

JEH/BCA/DBW